EXHIBIT 10.23

                              P.A.T. PINS/FASTENERS

                                SUPPLY AGREEMENT

         This AGREEMENT is made and entered into as of the 9th day of March, 1990 between International Pin, which has its principal place of business located at 25000 South Western Avenue, Park Forest, Illinois, and DESA International Inc., a Delaware corporation with its principal place of business located at 2701 Industrial Drive, Bowling Green, Kentucky (referred to as DESA):

         Because International Pin manufactures and desires to sell certain pins or fasteners to DESA for distribution and sale in the United States, Canada and Europe, and

         Because, DESA desires to purchase certain pins or fasteners for distribution and sale in the United States, Canada, and Europe, the parties agree to the following terms and conditions with respect to these desires:

         1) The term of this agreement will be for the period of April 1, 1990 through March 31, 1994.

         2) DESA will purchase and International Pin will provide an assorted pin volume of 40MM to 80MM annually during each year of the term of this agreement.

         3) DESA will provide annually each September a twelve (12) month forecast for all styles of pins. DESA will provide monthly a rolling six (6) month forecast.

         4) DESA will provide firm releases of twelve (12) weeks for pin production.

         5)       Pricing for pins as per the attached Schedule A.

         6a) On April 1, 1990, and subsequently on each April 1 thereafter during the term of this agreement, International Pin will documents material price increases and decreased RHE, ASV for pins which will be passed through to DESA as



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                  part of the price  schedule  found in 5. A review will be made of the market impact of these increases at the product planning meetings as discussed in 9.

         6b) International Pin will provide to DESA a material cost content data sheet for all pins covered by this agreement. Such data sheet will be effective as of the first date of this agreement (April 1, 1980) RHE, ASV and will be supplied to DESA no later than one month following the date of agreement. The purpose of the information provided will be to form the basis upon which material cost adjustments will be administered as described in 6a above. In addition, a review will be made of the consumer market pricing to determine if any labor cost increases may be passed thru and justified for April 1, 1991

         7)       The payment terms will be 60 calendar days F.O.B. Park Forest.

         8) The parties concur that this agreement is neither assignable nor may it be succeeded to by any other party or entity without the express written consent of both International Pin and DESA. Such consent will not unreasonably be withheld.

         9)       Both parties agree:

                  o To share equally any cost reductions on pins that DESA purchases regardless of the originator.

                  o To hold a bi-annual product planning meeting, one such meeting at Park Forest and one such meeting at Bowling Green.

         10) International Pin agrees that, during the term of the agreement, it will afford to DESA its most favorable economic terms regarding pricing, terms, and delivery of product as granted to other customers buying similar quantities of the same mix.

                                       -2-

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         11)      The  parties  further  agree  that,  during  the  term  of the agreement, DESA will possess a right of second refusal after Gunnebo Corporation to acquire CMI's equity interest in the International Pin joint venture or right of second refusal after CMI to acquire Gunnebo Corporation's equity interest in the International Pin joint venture.

Dated and agreed upon this 9th day of March, 1990.

DESA INTERNATIONAL, INC.                         INTERNATIONAL PIN

____________________________                    _______________________________

Its_________________________                    Its____________________________

____________________________                    _______________________________

Its_________________________                     Its___________________________


                                       -3-

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PRICE SCHEDULE A:

                         April 1, 1990, Supply Agreement
                                     Between
                 DESA International, Inc. and International Pin


Pin Pricing
-----------

Description                   Selling Price                    Selling Price
----------------              Effective 4/1/90                 Effective 4/1/91
                              ----------------                 ----------------

KP - 50                       $10.14/M                               To Be
SP - 50                       $ 6.28/M
SP - 75                       $ 5.41/M                            Reviewed
SP - 100                      $ 7.31/M
SP - 125                      $ 9.56/M                            January, 1991
SP - 150                      $10.63/M
SP - 200                      $13.82/M
SP - 250                      $15.97/M
SP - 300                      $19.07/M



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                                                 INTERNATIONAL PIN

                                                              July 30, 1992

Mr. Robert H. Elman
Chairman
DESA International
2701 Industrial Drive
Bowling Green, KY 42102-9004

Dear Bob:

         To facilitate the long-term agreement between International Pin and DESA, we propose the following:

         -        Contract extended to April 1, 1997.

         -        Base price to remain, per existing agreement of April 1, 1992.
                  (Schedule A)

         -        DESA will receive the following volume rebate:

                           40MM Pins                 As Scheduled
                           50MM Pins                 2.3%
                           60MM Pins                 4.6%
                           70MM Pins                 7.0%
                           80MM Pins                 8.0%
                           90MM Pins                 9.0%
                           100 MM Pins               10.0%

                  In order for DESA to qualify for 70MM or above rebate, DESA will be required to purchase a minimum of 35MM 2" and above pins.

         If DESA is in agreement, please sign below.

                                                              Sincerely,


                                                              Robert s Kaminski
                                                              Operating Partner

RSK/ds

Agreed to and Accepted:

------------------------
Robert H. Elman, Chairman




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                                                                      Schedule A

                                L.V. PIN PRICING*


                  Base           -7%           -10%          -15%
                  40MM          70MM          100MM         150MM

3/4%              5.41          5.03          4.87          4.60
1"                7.31          6.80          6.58          6.21
1 1/4%            9.56          8.89          8.60          8.13
1 1/2"           10.90         10.14          9.81          9.27
2"               13.82         12.85         12.44         11.75
2 1/2"           16.25         15.11         14.63         13.81
3"               19.07         17.74         17.16         16.21



A. Gottlieb
6/30/92